Exhibit 24

POWER OF ATTORNEY

The undersigned constitutes and appoints Jason Haddock and Curtis Oltmans, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the “Act”), and to execute and file on the undersigned’s behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the SEC as a result of the undersigned’s ownership of or transactions in securities of Array BioPharma Inc.  The authority of Jason Haddock and Curtis Oltmans under this statement shall continue until the undersigned is no longer required to make filings pursuant to Section 16(a) of the Act with regard to the undersigned’s ownership of or transactions in securities of Array BioPharma Inc., unless earlier revoked in writing.  The undersigned acknowledges that neither Jason Haddock or Curtis Oltmans is assuming any of the undersigned’s responsibilities to comply with Section 16 of the Act.

Signature	Date
/s/ Carrie S. Cox	July 24, 2018